As filed with the Securities and Exchange Commission on August 12, 2009.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RTI INTERNATIONAL METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	52-2115953
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
Westpointe Corporate Center One
1550 Coraopolis Heights Road, Fifth Floor
Pittsburgh, PA 15108-2973
(412) 893-0026
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Chad Whalen, Esq.
Vice President, General Counsel and Secretary
RTI International Metals, Inc.
Westpointe Corporate Center One
1550 Coraopolis Heights Road, Fifth Floor
Pittsburgh, PA 15108-2973
Telephone: (412) 893-0026
Fax: (412) 893-0027
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Richard D. Rose, Esq.
Buchanan Ingersoll & Rooney PC
301 Grant Street, 20th Floor
Pittsburgh, PA 15219
Telephone: (412) 562-8425
Fax: (412) 562-1041

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered	Price Per Unit	Offering Price	Registration Fee
Common Stock, par value $0.01 per share	(1)	(1)	(1)	(1)
Preferred Stock, no par value	(1)	(1)	(1)	(1)
Debt Securities	(1)	(1)	(1)	(1)
Warrants	(1)	(1)	(1)	(1)
Purchase Contracts	(1)	(1)	(1)	(1)
Units	(1)	(1)	(1)	(1)
Depository Shares	(1)	(1)	(1)	(1)
All Classes To Be Registered	(1)	(1)	$200,000,000(1)	$11,160(1)

(1)	In accordance with Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price of all of the securities listed in the “Calculation of Registration Fee” table. In accordance with Rule 457(o) and General Instruction II.D. to this Form S-3, the registrant has not specified by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price. Rather the registrant has specified the aggregate offering price for all classes of securities to be registered.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 12, 2009
Prospectus
COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS, PURCHASE
CONTRACTS, UNITS AND DEPOSITORY SHARES
     RTI International Metals, Inc. may offer common stock, preferred stock, debt securities, warrants, purchase contracts, units or depository shares from time to time, in one or more offerings. We will provide the specific terms of any offering and securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
     We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.
     Our common stock is listed on the New York Stock Exchange under the symbol “RTI.” On                     , 2009, the closing sale price of our common stock on the New York Stock Exchange was $                     per share.
     Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus and in the other documents that are incorporated by reference herein.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2009.

SUMMARY DESCRIPTION OF RTI AND THIS PROSPECTUS
     RTI International Metals, Inc. is a leading U.S. producer and supplier of titanium mill products and a global supplier of fabricated titanium and specialty metal components for the national and international aerospace, defense, energy and other markets. The Company, an Ohio corporation, and its predecessors have been operating in the titanium industry since 1951. The Company conducts business in three segments: the Titanium Group, the Fabrication Group, and the Distribution Group. The Titanium Group melts, processes, and produces a complete range of titanium mill products, which are further processed by its customers for use in a variety of commercial aerospace, defense, and industrial applications. The titanium mill products consist of basic mill shapes including ingot, slab, bloom, billet, bar, plate, and sheet. The Titanium Group also produces ferro titanium alloys for steel-making customers. The Fabrication Group is comprised of companies that extrude, fabricate, machine, and assemble titanium and other specialty metal parts and components. Its products, many of which are complex engineered parts and assemblies, serve commercial aerospace, defense, oil and gas, power generation, and chemical process industries, as well as a number of other industrial and consumer markets. The Distribution Group stocks, distributes, finishes, cuts-to-size, and facilitates just-in-time delivery services of titanium, steel, and other specialty metal products, primarily nickel-based specialty alloys.
     The address of our principal executive offices is Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Fifth Floor, Pittsburgh, PA 15108-2973, and our telephone number at our principal executive offices is (412) 893-0026.
     Unless otherwise stated or the context otherwise requires, references in this prospectus to “RTI,” the “Company,” “we,” “our,” “us” or similar references are to RTI International Metals, Inc. and its consolidated subsidiaries.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, RTI may, from time to time, sell securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that RTI may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering and the particular securities will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

RISK FACTORS
     Our business is subject to various risks and uncertainties. Any of these individual risks described below, or any number of these risks occurring simultaneously, could have a material effect on our Consolidated Financial Statements, business or results of operation. You should carefully consider these factors, as well as the other information contained in this document, when evaluating your investment in our securities.
We are subject to risks associated with global economic and political uncertainties
     Like other companies, we are susceptible to macroeconomic downturns in the United States and abroad that may affect our performance and the performance of our customers and suppliers. Further, the global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict. The credit crisis and related turmoil in the global financial system has had and may continue to have an impact on our business and our financial condition. In addition to the impact that the global financial crisis has already had, we may face significant financial and operational challenges if conditions in the financial markets do not improve or continue to worsen. For example, an extension of the credit crisis to other industries (for example, the availability of financing for the purchase of commercial aircraft) could adversely impact overall demand for our products, which could have a negative effect on our revenues. In addition, our ability to access the traditional bank and capital markets may be severely restricted, which could have an adverse impact on our ability to react to changing economic and business conditions.
     In addition, we are subject to various domestic and international risks and uncertainties, including changing social conditions and uncertainties relating to the current and future political climate. Changes in policy resulting from the new Presidential administration could have an adverse effect on the financial condition and the level of business activity of the defense industry or other market segments in which we participate. This may reduce our customers’ demand for our products and/or depress pricing of those products, resulting in a material adverse impact on our business, prospects, results of operations, revenues, and cash flows.
A significant amount of our future revenue is based on long-term contracts for new aircraft programs
     We have signed several long-term contracts in recent years to produce titanium mill products and complex engineered assemblies for several new aircraft programs, including the Boeing 787, Lockheed Martin’s F-35 Joint Strike Fighter or “JSF,” and the Airbus family of aircraft, including the A380 and the A350XWB. In order to meet the delivery requirements of these contracts, we have invested in significant capital expansion projects. Because of the current global economic slowdown and production problems experienced by many of our customers, we have experienced significant delays in these programs. Further delays or program cancellations could have a material adverse impact on our business, prospects, results of operations, revenues, cash flows, and financial standing. In addition, several of our customer contracts are “take-or-pay” contracts that require our customers to take a minimum amount of product in a period. As program delays continue, some of our customers may not meet their contractual minimum amount of product. While we intend to bill these customers for their contractual minimum amount, if they fail to pay as required by their contracts, we may suffer a material adverse impact on our liquidity and results of operations.

The ability to successfully expand our operations in a timely and cost effective manner
     In connection with several of our long-term commercial contracts, we have undertaken several major capital expansion projects which are currently estimated to continue through 2011, including the construction of our new titanium sponge plant and titanium rolling mill and forging press facilities. Construction of the sponge plant has been delayed because of the current global economic slowdown, and may be further delayed, idled or abandoned. Our inability to successfully complete the construction of these facilities in a timely and cost effective manner, or at all, or obtain titanium sponge (our principle raw material) from an alternative source, could have a material adverse effect on our business, financial condition, and results of operations. If we were to indefinitely delay or abandon the construction of the sponge plant, we could suffer an adverse effect on our liquidity and our ability to meet our financial covenants under our credit agreement. Further, our undertaking of these significant initiatives places a significant demand on management, financial and operational resources. Our success in these projects will depend upon the ability of key financial, and operational management to ensure the necessary internal and external resources are in place to properly complete and operate these facilities.
We may be affected by our ability or inability to obtain financing
     Our ability to access the traditional bank or capital markets in the future for additional financing, if needed, and our future financial performance could be influenced by our ability to meet current covenant requirements associated with our existing credit agreement, our credit rating, or other factors.
The demand for our products and services may be adversely affected by demand for our customers’ products and services
     Our business is substantially derived from titanium mill products and fabricated metal parts, which are primarily used by our customers as components in the manufacture of their products. The ability or inability to meet our financial expectations could be directly impacted by our customers’ abilities or inabilities to meet their own financial expectations. A continued downturn in demand for our customers’ products and services could occur for reasons beyond their control such as unforeseen spending constraints, competitive pressures, rising prices, the inability to contain costs, and other domestic as well as global economic, environmental or political factors. A continued slowdown in demand by or complete loss of business from these customers could have a material impact on our financial position.
A substantial amount of revenue is derived from the commercial aerospace and defense industries and a limited number of customers
     More than 80% of our annual revenue is derived from the commercial aerospace and defense industries. Within those industries are a relatively small number of consumers of titanium products. Those industries have historically been highly cyclical, resulting in the potential for sudden and dramatic changes in expected production and spending that, as a partner in the supply chain, can negatively impact our operational plans and, ultimately, the demand for our products and services. Some of our customers are particularly sensitive to the level of government spending on defense-related products. Sudden reductions in defense spending could occur due to economic or political changes which could result in a downturn in demand for defense-related titanium products. In addition, changes to existing defense procurement laws and regulations, such as the domestic preference for specialty metals, could adversely affect our results of operations. Many of our customers are dependent on the commercial airline industry which has shown to be subject to significant economic and political challenges due to threats or acts of terrorism, rising or volatile fuel costs, pandemics, or other outbreaks of infectious diseases, aggressive competition, global economic slowdown, and other factors. Any one or combination of these factors could occur suddenly and result in a reduction or cancellation in orders of new airplanes and parts which could have an adverse impact on our business. Neither the Company nor its customers may be able to project or plan in a timely manner for the impact of these events.
We may be subject to competitive pressures
     The titanium metals industry is highly competitive on a worldwide basis. Our competitors are located primarily in the U.S., Japan, Russia, Europe, and China. Our Russian competitor, in particular, has significantly greater capacity than us and others in our industry. Not only do we face competition for a limited number of customers with other producers of titanium products, but we also must compete with producers of other generally less expensive materials of construction including stainless steel, nickel- based high temperature and corrosion resistant alloys, and composites.

     Our competitors could experience more favorable operating conditions than us including lower raw materials costs, more favorable labor agreements, or other factors which could provide them with competitive cost advantages in their ability to provide goods and services. Changes in costs or other factors related to the production and supply of titanium mill products compared to costs or other factors related to the production and supply of other types of materials of construction may negatively impact our business and the industry as a whole. New competitive forces unknown to us today could also emerge which could have an adverse impact on our financial performance. Our foreign competitors in particular may have the ability to offer goods and services to our customers at more favorable prices due to advantageous economic, environmental, political, or other factors.
We may experience a lack of supply of raw materials at costs that provide us with acceptable margin levels
     The raw materials required for the production of titanium mill products (primarily titanium sponge and scrap) are acquired from a number of domestic and foreign suppliers. Although we have long-term contracts in place for the procurement of certain amounts of raw material and have begun the process of constructing a titanium sponge plant (which has been delayed due to the current global economy), we cannot guarantee that our suppliers can fulfill their contractual obligations nor can we guarantee that the construction of our sponge plant will not be further delayed, idled or abandoned due to the global economic slowdown or other circumstances. Our suppliers may be adversely impacted by events within or outside of their control that may adversely affect our business operations. We cannot guarantee that we will be able to obtain adequate amounts of raw materials from other suppliers in the event that our primary suppliers are unable to meet our needs. We may experience an increase in prices for raw materials which could have a negative impact on our profit margins if we are unable to adequately increase product pricing, and we may not be able to project the impact that an increase in costs may cause in a timely manner. We may be contractually obligated to supply products to our customers at price levels that do not result in our expected margins due to unanticipated increases in the costs of raw materials. We may experience dramatic increases in demand and we cannot guarantee that we will be able to obtain adequate levels of raw materials at prices that are within acceptable cost parameters in order to fulfill that demand.
We are subject to changes in product pricing
     The titanium industry is highly cyclical. Consequently, excess supply and competition may periodically result in fluctuations in the prices at which we are able to sell certain of our products. Price reductions may have a negative impact on our operating results. In addition, our ability to implement price increases is dependent on market conditions, often beyond our control. Given the long manufacturing lead times for certain products, the realization of financial benefits from increased prices may be delayed.
We may experience a shortage in the supply of energy or an increase in energy costs to operate our plants
     We own twenty-four natural gas wells which provide some but not all of the non-electrical energy required by our Niles, Ohio operations. Because our operations are reliant on energy sources from outside suppliers, we may experience significant increases in electricity and natural gas prices, unavailability of electrical power, natural gas, or other resources due to natural disasters, interruptions in energy supplies due to equipment failure or other causes, or the inability to extend expiring energy supply contracts on favorable economical terms.
Our business could be harmed by strikes or work stoppages
     Approximately 350 hourly, clerical and technical employees at our Niles, Ohio facility are represented by the United Steelworkers of America. Our current labor agreement with this union expires June 30, 2013. Approximately 160 hourly employees at our RTI Tradco facility in Washington, Missouri are represented by the International Association of Machinists and Aerospace Workers. Our current labor agreement with this union expires February 19, 2011.

     We cannot be certain that we will be able to negotiate new bargaining agreements upon expiration of the existing agreements on the same or more favorable terms as the current agreements, or at all, without production interruptions caused by a labor stoppage. If a strike or work stoppage were to occur in connection with the negotiation of a new collective bargaining agreement, or as a result of a dispute under our collective bargaining agreements with the labor unions, our business, financial condition and results of operations could be materially adversely affected.
Our business is subject to the risks of international operations
     We operate subsidiaries and conduct business with suppliers and customers in foreign countries which exposes us to risks associated with international business activities. We could be significantly impacted by those risks, which include the potential for volatile economic and labor conditions, political instability, expropriation, and changes in taxes, tariffs, and other regulatory costs. We are also exposed to and can be adversely affected by fluctuations in the exchange rate of the United States Dollar against other foreign currencies, particularly the Canadian Dollar, the Euro and the British Pound. Although we are operating primarily in countries with relatively stable economic and political climates, there can be no assurance that our business will not be adversely affected by those risks inherent to international operations.
We are dependent on services that are subject to price and availability fluctuations
     We often depend on third parties to provide outside material processing services that may be critical to the manufacture of our products. Purchase prices and availability of these services are subject to volatility. At any given time, we may be unable to obtain these critical services on a timely basis, at acceptable prices or on other acceptable terms, if at all. Further, if an outside processor is unable to produce to required specifications, our additional cost to cure may negatively impact our margins.
Our success depends largely on our ability to attract and retain key personnel
     Much of our future success depends on the continued service and availability of skilled personnel, including members of our executive team, management, materials engineers and other technical specialists, and staff positions. The loss of key personnel could adversely affect our Company’s ability to perform until suitable replacements are found. There can be no assurance that the Company will be able to continue to successfully attract and retain key personnel.
The demand for our products and services may be affected by factors outside of our control
     War, terrorism, natural disasters, and public health issues including pandemics, whether in the U.S. or abroad, have caused and could cause damage or disruption to international commerce by creating economic and political uncertainties that may have a negative impact on the global economy as a whole. Our business operations, as well as our suppliers’ and customers’ business operations, are subject to interruption by those factors as well as other events beyond our control such as governmental regulations, fire, power shortages, and others. Although it is impossible to predict the occurrences or consequences of any such events, they could result in a decrease in demand for the Company’s products, make it difficult or impossible for us to deliver products to our customers or to receive materials from our suppliers, and create delays and inefficiencies in our supply chain. Our operating results and financial condition may be adversely affected by these events.
The outcome of the U.S. Customs investigation of our previously filed duty drawback claims is uncertain
     During 2007, the Company received notice from U.S. Customs indicating that certain duty drawback claims previously filed by the Company’s agent, on behalf of the Company, are under formal investigation. The investigation relates to discrepancies in, and lack of supporting documentation for, claims filed through the Company’s prior drawback broker. For additional detail regarding this investigation, see “Duty Drawback Investigation” in Item 3. Legal Proceedings, in our Annual Report on Form 10-K for the year ended December 31, 2008. The ultimate outcome of the U.S. Customs investigation cannot be determined, however, the outcome of this investigation could have an adverse impact on our financial performance.

FORWARD-LOOKING STATEMENTS
     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus, and the documents incorporated herein by reference, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “estimate,” “project” (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. As such, they are based on current expectations and are subject to certain risks and uncertainties. We caution that undue reliance should not be placed on such forward-looking statements which speak only as of the date made. In order to comply with the terms of the safe harbor, we identify for investors important risk factors which could affect our financial performance and could cause actual results for future periods to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.
     Investing in our securities involves risk. Before you invest in our securities, you should carefully consider some of the factors which could cause our results to differ from those expressed in any forward-looking statement, which are set forth under the caption “Risk Factors” above, and in Item 1A in our most recent Form 10-K, Item 1A of Part II in our most recent Form 10-Q, and subsequent Form 10-Q and Form 10-K filings made with the SEC, each of which is incorporated by reference herein, and include:
•	statements regarding the future availability and prices of raw materials,

•	competition in the titanium industry,

•	demand for the Company’s products,

•	the historic cyclicality of the titanium and commercial aerospace industries,

•	changes in defense spending,

•	the success of new market development,

•	ability to obtain access to financial markets and to maintain current covenant requirements,

•	long-term supply agreements,

•	the impact of Boeing 787 production delays,

•	legislative challenges to the Specialty Metals Clause of the Berry Amendment,

•	labor matters,

•	global economic activities,

•	outcome of the U.S. Customs investigation,

•	the successful completion of our expansion projects,

•	our ability to execute on new business awards,

•	our order backlog and the conversion of that backlog into revenue, and

•	other statements contained herein that are not historical facts.
You should carefully consider all of the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange, or the NYSE, under the trading symbol “RTI.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
     The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents that RTI has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that RTI files later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of this registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2009;

•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2009;

•	our Current Report on Form 8-K filed January 7, 2009;

•	our Current Report on Form 8-K filed February 3, 2009;

•	our Current Report on Form 8-K/A filed February 17, 2009;

•	our Current Report on Form 8-K filed March 4, 2009;

•	our Current Report on Form 8-K filed April 28, 2009;

•	our Current Report on Form 8-K filed August 4, 2009; and

•	the description of the common stock contained in our Registration Statement on Form 8-A12B (Registration No. 1-14437) dated August 21, 1998, including any reports updating that description.
     You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them from us in writing or by telephone as follows:
RTI International Metals, Inc.
Westpointe Corporate Center One
1550 Coraopolis Heights Road, Fifth Floor
Pittsburgh, PA 15108-2973
Telephone: (412) 893-0026
www.rtiintl.com
     Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.
     General information about RTI, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http:// www.rtiintl.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Other information contained on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

USE OF PROCEEDS
     Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities for general corporate and working capital purposes. General corporate and working capital purposes may include repayment of debt, repurchase of shares of our common stock, capital expenditures and any other purposes that may be stated in any prospectus supplement. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated:

						Six Months
	Years Ended December 31,					Ended
	2004	2005	2006	2007	2008	June 30, 2009
Ratio of Earnings to Fixed Charges(1)	(1.48)	39.05	70.42	58.10	16.01	0.20

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and adjustment for minority interests or income or loss from equity investees plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of gross interest expensed and capitalized, and amortized premiums and discounts and capitalized expenses related to indebtedness, plus an amount equivalent to interest included in rental charges.

With respect to those ratios that indicate less than one-to-one coverage, the dollar amounts of the deficiencies are $4,996,000 for fiscal 2004, and $4,818,000 for the six months ended June 30, 2009.

DESCRIPTION OF SECURITIES
     This prospectus contains a summary of the securities that RTI may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement shall contain the material terms of the securities being offered.
DESCRIPTION OF RTI CAPITAL STOCK
     The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the laws of the State of Ohio and our Articles of Incorporation and Code of Regulations. Copies of our Articles of Incorporation and Code of Regulations are incorporated herein by reference and will be sent to you at no charge upon request. See “Where You Can Find More Information” above.
          General
     Our authorized capital stock consists 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, without par value, the rights and preferences of which may be established from time to time by our board of directors. As of August 10, 2009, 23,122,321 shares of common stock (excluding shares held in treasury) were outstanding. No shares of preferred stock were issued or outstanding as of August 10, 2009.
          Common Stock
     Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights, which means that the holders of a majority of shares voting for the election of directors can elect all members of our board of directors. Except as otherwise required by applicable law or our Articles of Incorporation or our Code of Regulations, a majority of votes cast is sufficient for any act of stockholders. Our Articles of Incorporation require the approval of the holders of shares representing two-thirds of the voting power of the corporation to effect any amendment to the Articles of Incorporation, a merger or consolidation if under Ohio law such merger or consolidation would have to be submitted to our shareholders for action, a sale or disposition of all or substantially all of our assets or a dissolution of RTI. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock do not have preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. Our Articles of Incorporation state that no holder or any class of shares of RTI shall have any preemptive right to purchase or have offered to them for purchase any shares or other securities of RTI. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.
     Our common stock is listed on the New York Stock Exchange under the symbol “RTI.”
     The transfer agent and registrar for our common stock is National City Bank, N.A., which will remain as our transfer agent and registrar until October 31, 2009, at which time Computershare Trust Company, N.A., whose parent, Computershare Inc., purchased the stock transfer business of National City Bank, will become our transfer agent and registrar for our common stock.
          Preferred Stock
     Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.
     Our Articles of Incorporation permit us to issue up to 5,000,000 shares of preferred stock from time to time. Subject to the provisions of our Articles of Incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.
     Our Articles of Incorporation establish 300,000 shares of Series A Junior Participating Preferred Stock, although no such shares are issued and outstanding.
          Possible Anti-Takeover Effects.
          Provisions of Ohio law relevant to RTI
          We are subject to Chapter 1704 of the Ohio Revised Code, which prohibits us from entering into transactions with persons owning 10% or more of our outstanding voting power for at least three years after attaining 10% ownership unless the Board of Directors has approved the acquisitions of shares resulting in such ownership. Ohio Revised Code §1707.043 requires a person or entity making a proposal to acquire control of us to repay us any profits made from trade in our stock within 18 months after making the control proposal.
          In addition, pursuant to Section 1701.831 of the Ohio Revised Code, the acquisition of certain levels of our voting power (one-fifth or more, one-third or more, or a majority) can be made only with the prior authorization of the holders of at least a majority of our total voting power and the separate prior authorization of the holders of at least a majority of the voting power held by shareholders other than the proposed acquirer, our officers, and our directors who are also employees.
          Also, pursuant to Ohio Revised Code Section 1707.043, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within eighteen (18) months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves in a court of competent jurisdiction either of the following:
          • that his, her or its sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that such person would acquire control of the corporation; or
          • such person’s purpose was not to increase any profit or decrease any loss in the stock, and the proposal did not have a material effect on the market price or trading volume of the stock.
          Blank Check Preferred Stock
     Our Articles of Incorporation generally permit our board of directors to issue preferred stock without any action or vote of our stockholders. The rights, preferences and privileges of holders of our common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control including transactions in which the stockholders might otherwise receive a premium for their shares over the then current market prices.
          These provisions of our Articles of Incorporation and Ohio law would be important in any attempted takeover of us and could operate, depending on how utilized by the Board of Directors, either to discourage a hostile takeover or to enable the Board of Directors to negotiate a higher price than may be initially proposed in any such situation.
DESCRIPTION OF DEBT SECURITIES
     As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under an applicable indenture. This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

     We may offer under this prospectus secured or unsecured debt securities. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and our trustee. The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.
     General
     The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.
     We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:
•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities;

•	the terms of any subordination provisions, including, in the case of subordinated debt securities, the aggregate amount of outstanding indebtedness senior to such subordinated debt and a brief description of any limitation on the issuance of additional senior indebtedness or a statement that there is no such limitation;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities and the original issue date;

•	the stated maturity;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem, retire or amortize the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of these repurchase obligations, if any;

•	provisions restricting the declaration of dividends or requiring maintenance of any asset ratio or the creation of maintenance reserves, if any;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any provision regarding the type and priority of any lien securing the securities, in addition to the identification and brief description of the principal properties subject to such lien;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	in the case of secured debt, whether the securities being registered are to be issued on the basis of unbonded bondable property, the deposit of cash or otherwise, and the approximate amount of unbonded bondable property available as a basis for the issuance of bonds;

•	any provision permitting the withdrawal of cash deposited as a basis for the issuance of bonds or permitting the release or substitution of assets securing the issue;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	the tax effects if debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code or where a debt security is sold in a package with another security and the allocation of the offering price between the two securities may have the effect of offering the debt security at such an original issue discount, including yield to maturity;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.
     We may issue debt securities that are exchangeable and/or convertible into shares of our common stock. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
     Payment of Interest and Exchange
     Each debt security will be represented by one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
     Certificated Debt Securities
     You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
     You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.
     Global Debt Securities and Book-Entry System
     Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
     The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.
     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
     So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.
     We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
     We will make payments of principal of, and premium and interest on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
     We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
     We have obtained the foregoing information in this section concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the Depositary’s performance of its obligations under the rules and regulations governing its operations.
     No Protection in the Event of a Change in Control
     Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
     Redemption or Repayment
     If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in the applicable prospectus supplement. We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
     Covenants
     Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.
     Consolidation, Merger and Sale of Assets
     Unless we provide otherwise in the applicable prospectus supplement, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:
•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction and the incurrence or anticipated incurrence of debt to be incurred in connection therewith, no event of default shall have occurred under the indenture; and

•	certain other conditions are met.
     Events of Default
     Unless we provide otherwise in the applicable prospectus supplement, “event of default” means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal of or premium, if any, on any debt security of that series when due and payable;

•	default in the making of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance, or breach, of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included specifically elsewhere in the indenture or solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	non-payment of certain other indebtedness at maturity, following expiration of all applicable grace periods;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
     No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.
     Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of any accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see the discussion under the heading “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.
     Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
     The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
     Modification and Waiver
     Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, we and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if any such amendment would have the following effects:
•	to change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	to reduce the principal amount of, the rate of interest or any premium payable upon the redemption of any debt security;

•	to reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of a debt security;

•	change the coin or currency in which, any debt security or any premium or interest of a debt security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the debt securities of any series for which consent or waiver is required by the indenture or any supplemental indenture; or

•	modify any of the provisions of the indenture regarding our ability to make modifications, except to increase the percentage in principal amount of holders of debt securities required under any section of the indenture.
     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
          Notwithstanding the above provisions, under the indenture we and the Trustee do have the ability, without the consent of or notice to any holders of debt security, when authorized by a board resolution, at any time and from time to time, to enter into one or more supplemental indentures, for any of the following purposes:
•	to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company and in the debt securities, to the extent otherwise permitted under the indenture;

•	to add to the covenants of the Company for the benefit of the holders of debt securities or to surrender any right or power conferred on the Company under the indenture;

•	to add any additional events of default;

•	to add to or change any of the provisions of the indenture as may be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to add to, change, or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any debt security created prior to the execution of the supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) will become effective only when there is no such debt security outstanding;

•	to establish the form or terms of any series of debt securities as permitted under the indenture;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of the indenture; or

•	to cure any ambiguity, to correct or supplement any provision of the indenture or any other supplemental indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action pursuant will not adversely affect the interests of the holders of any series of debt securities in any material respect.
     Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     Legal Defeasance.
     Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations (as described at the end of this section) that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.
     This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and either a ruling directed to the trustee received from the United States Internal Revenue Service or an opinion of counsel based on a ruling from the United States Internal Revenue Service or a change in the applicable federal tax law, each to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
     Defeasance of Certain Covenants.
     Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement.
     The conditions include:
•	depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel or a ruling directed to the trustee received from the United States Internal Revenue Service to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
     Covenant Defeasance and Events of Default.
     If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or United States government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

     Satisfaction and Discharge
     We may discharge all our obligations under the indenture with respect debt securities of any series, other than our obligations to register the transfer of and exchange debt securities of that series, provided that:
•	either (a) we deliver all outstanding debt securities of that series to the trustee for cancellation; or (b) all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date;

•	we have paid all other sums then due and payable under the indenture by RTI; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.
     No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, officer, employee or stockholder of RTI, as such, shall have any liability for any obligations of RTI under the debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, upon RTI’s issuance of the debt securities and execution of the indenture, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy and therefore unenforceable.
     Denominations
     Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.
     Paying Agent and Registrar
     The trustee will initially act as paying agent and registrar for the debt securities. RTI may change the paying agent or registrar without prior notice to the holders of the debt securities, and RTI may act as paying agent or registrar.
     Transfer and Exchange
     If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
     A holder may transfer or exchange non-global debt securities in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and RTI may require a holder to pay any taxes and fees required by law or permitted by the indenture. RTI is not required to transfer or exchange any debt security selected for redemption. In addition, RTI is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.
     Payments
     We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of these debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

     Governing Law
     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
     Notices
     Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
     Book entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
     Information Concerning the Trustee
     The Bank of New York Mellon will be the trustee under the indenture. A successor trustee may be appointed in accordance with the terms of the indenture.
     The trustee under the indenture has two main roles:
•	First, the trustee can enforce a holder’s rights against us if we default. There are some limitations on the extent to which the trustee acts on a holder’s behalf.

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices to holders of debt securities.
     The indenture and the provisions of the Trust Indenture Act incorporated by reference therein, contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.
     The prospectus supplement for debt securities will describe any material relationships we may have with the trustee.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.
DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.
DESCRIPTION OF DEPOSITARY SHARES
     As specified in the applicable prospectus supplement, we may issue fractional interests in shares of preferred stock, rather than shares of preferred stock, containing such rights and subject to such terms and conditions as we may specify. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock. The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the U.S. The prospectus supplement will include the name and address of the depositary.
PLAN OF DISTRIBUTION
     We may sell securities in one or more of the following ways from time to time:
•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents; or

•	through a combination of any of these methods of sale.
     The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:
•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and our proceeds from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

     Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.
     These transactions may be effected on the NYSE, in the over-the-counter market, through other national or foreign securities exchanges, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
     If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
     We may sell offered securities directly to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
     Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
     Each of the securities issued hereunder will be a new issue of securities, may have no prior trading market, and may or may not be listed on a national or foreign securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Company’s Code of Regulations effectively provide that the Company, to the full extent permitted by Section 1701.13 of the Ohio Revised Code, as amended from time to time (“Section 1701.13”), shall indemnify all directors and officers of the Company and may indemnify all employees, representatives and other persons as permitted pursuant thereto. In addition, the Company and each of its officers and directors have executed Indemnification Agreements which provide that the Company will hold harmless and indemnify such officer or director to the extent permitted by the Ohio General Corporation Law or other statutory provisions authorizing or permitting such indemnification; provided that no indemnity will be paid (1) except to the extent the losses exceed the amount of losses covered by any applicable directors and officers liability insurance; (2) in respect to remuneration if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (3) on account of any suit in which judgment is rendered against such indemnitee for an accounting of profits made from the purchase or sale of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (4) on account of the indemnitee’s act or omission being finally adjudged to have involved deliberate intent to cause injury to the Company or reckless disregard for the best interests of the Company; or (5) if a final decision by a Court having jurisdiction in the matter determines that such indemnification is not lawful.
     Section 1701.13 of the Ohio Revised Code permits a corporation to indemnify its officers, directors and employees (other than in certain cases involving bad faith, negligence or misconduct) from and against any and all claims and liabilities to which he or she may become subject by reason of his or her position, or acts or commissions in such position, including reasonable costs of defense and settlements (except in connection with shareholder derivative suits, where indemnification is limited to the costs of defense). Ohio law also permits corporations to provide broader indemnification than that provided by statute, and as a result, we have entered into a separate indemnification agreement with our directors and certain officers to provide additional indemnification rights to them.
     RTI maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act is therefore unenforceable.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in “Management’s Report on Internal Control over Financial Reporting”) incorporated in this prospectus by reference to RTI’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on such reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the debt securities being registered hereby.

SEC Registration Fee		$11,160
Federal Taxes		*
State Taxes and Fees		*
Trustees’ and Transfer Agents’ Fees and Expenses		*
Printing and Engraving Fees and Expenses		*
Accounting Fees and Expenses		*
Legal Fees		*
Rating Agency Fees		*
Miscellaneous		*
Total Expenses	$	*

*	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
     The information required by this Item 15 is contained under the heading “Indemnification of Directors and Officers” on page 23 of the Prospectus and is incorporated herein by reference.
Item 16. List of Exhibits.
     A list of exhibits filed herewith is contained in the index to exhibits that immediately precedes such exhibits and is incorporated herein by reference.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
          (iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.
          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on August 12, 2009.

RTI INTERNATIONAL METALS, INC.

By:	/s/ William T. Hull

Name:	William T. Hull
Title:	Senior Vice President,
Chief Financial Officer (and
principal accounting officer)
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig R. Andersson	Director	August 12, 2009

* Daniel I. Booker	Director	August 12, 2009

* Donald P. Fusilli, Jr.	Director	August 12, 2009

* Ronald L. Gallatin	Director	August 12, 2009

* Charles C. Gedeon	Director	August 12, 2009

* Robert M. Hernandez	Director	August 12, 2009

* Edith E. Holiday	Director	August 12, 2009

* Bryan T. Moss	Director	August 12, 2009

* James A. Williams	Director	August 12, 2009

* By: /s/ Dawne S. Hickton	Attorney-in-Fact	August 12, 2009
Dawne S. Hickton

/s/ Dawne S. Hickton Dawne S. Hickton	Vice Chairman, Chief Executive Officer and Director	August 12, 2009

/s/ William T. Hull William T. Hull	Senior Vice President, Chief Financial Officer (and principal accounting officer)	August 12, 2009

/s/ Michael C. Wellham Michael C. Wellham	President, Chief Operating Officer and Director	August 12, 2009

EXHIBIT INDEX

Exhibit
No.	Description of Exhibits

1.1	*

2.1	Amended and Restated Reorganization Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 No. 33-30667 Amendment No. 1.

4.1	Amended and Restated Credit Agreement dated September 8, 2008, incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

4.2
Offer of loan by and among RTI-Claro, Inc., as borrower and Investissement Quebec, dated August 3, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for quarterly period ended September 30, 2006.

4.3
Credit Agreement between RTI Claro, Inc., as borrower, RTI International Metals Inc., as guarantor, and National City Bank, Canada Branch, as lender, dated as of December 27, 2006, incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

4.4
Credit Amending Agreement dated September 27, 2007, related to the Credit Agreement between RTI-Claro, Inc., as borrower, RTI International Metals Inc., as guarantor, and National City Bank, Canada Branch, as lender, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for the event dated September 27, 2007.

4.5
Second Credit Amending Agreement dated September 8, 2008, related to the Credit Agreement between RTI-Claro, Inc., as borrower, RTI International Metals, Inc., as guarantor, and National City Bank, Canada Branch, as lender, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for the event dated September 8, 2008.

4.6	Form of Indenture by and among RTI International Metals, Inc. and The Bank of New York Mellon, Trustee**

5.1	Opinion and Consent of Buchanan Ingersoll & Rooney PC**

12.1	Statement Re: Computation of Ratio of Earning to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm**

23.2	Consent of Buchanan Ingersoll & Rooney (included in Exhibit 5.1)

24.1	Powers of Attorney**

25.1	Statement of Eligibility of Trustee**

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference

**	Filed herewith